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                          ROCKY MOUNTAIN INTERNET, INC.

                         CERTIFICATE OF DESIGNATIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)


     Rocky Mountain Internet, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

     That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, by unanimous written consent dated December 8, 1998, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which resolution is as follows:

     RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, the Board of Directors does hereby provide for and create from the 750,000 shares of preferred stock, $.001 par value, of the Corporation (the "Preferred Stock") authorized to be issued pursuant to the Certificate of Incorporation, as amended, a series of Preferred Stock to consist of 9,600 shares, to be designated as "Series B Convertible Preferred Stock", and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation of the Corporation, as amended, does hereby fix the same as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Aggregated Person" means, with respect to any person, any person whose beneficial ownership of shares of Common Stock would be aggregated with the beneficial ownership of shares of Common Stock by such person for purposes of
Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder.

     "Amendment Event" means an Optional Redemption Event described in clause
(4) of the definition of Optional Redemption Event which arises under the terms of any amendment of any of the following: this Certificate of Designations, the Subscription Agreements, the Registration Rights Agreements, the Warrants, or any other agreements or documents entered into in connection with the issuance of shares of Series B Convertible Preferred Stock.

     "AMEX" means the American Stock Exchange, Inc.

     "Auditors" means Ernst & Young LLP or such other firm of independent public accountants of recognized national standing as shall have been engaged by the Corporation to audit its financial statements.

     "Auditors' Determination" means a determination requested by the Corporation and signed by the Auditors concurring with the Company's conclusion that a requirement of the Corporation to redeem, or a right of any holder of shares of Series B Convertible Preferred Stock to require redemption of, shares of Series B Convertible Preferred Stock by reason of the occurrence of (i) a specified Inconvertibility Day or (ii) a specified Optional Redemption Event which occurs by reason of (x) an event described in clause (1), (2) or (5) of the definition of Optional Redemption Event or (y) an Amendment Event, whichever is applicable, would result in the Corporation being required to classify the Series B Convertible Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation in accordance with Generally Accepted Accounting Principles and Regulation S-X of the SEC. The Auditors' Determination shall (i) set forth in reasonable detail all relevant facts considered by the Auditors in connection therewith, (ii) set forth all applicable accounting principles and assumptions used, and (iii) set forth in reasonable detail or attach copies of all legal, expert and other advice or information used by the Auditors in reaching their conclusion. To the extent any facts are assumed for purposes of either the Company's conclusion or the Auditor's Determination, the validity of such conclusion or determination shall depend upon such assumed facts being true and complete in all material respects.

     "Average Market Price" for any date means the arithmetic average of the Market Price on each of the three Trading Days, whether or not consecutive, during the applicable Measurement Period having the lowest Market Prices.

     "Blackout Period" means any period of one or more consecutive Trading Days, but not in excess of ten Trading Days, occurring after the SEC Effective Date as to which the

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Corporation has notified the holders of shares of Series B Convertible Preferred
Stock on or prior to such Trading Day in accordance with Section 3(f) of the Registration Rights Agreements that they are required, pursuant to Section 3(f) of the Registration Rights Agreements, to suspend offers and sales of shares of Common Stock pursuant to the Registration Statement as a result of an event or circumstance which relates to a development concerning the business of the Corporation which development occurred subsequent to the later of (x) the SEC Effective Date and (y) the latest date prior to such notice on which the Corporation has amended or supplemented the Registration Statement and as to which the Board of Directors shall have determined in good faith that public disclosure of such event or circumstance at such time would not be in the best interests of the Company, which determination shall be set forth in a resolution duly adopted by the Board of Directors and copies of which shall be furnished to the holders of shares of Series B Convertible Preferred Stock; PROVIDED,
HOWEVER, that no more than one Blackout Period may commence in any period of 365 consecutive days.

     "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     "Ceiling Price" means

          (1) $12.195, unless clause (2) of this definition is applicable, or

          (2) if the Market Price of the Common Stock on the Trading Day prior to the Conversion Date for which the Ceiling Price for a particular conversion is being determined is greater than $20.00, the Ceiling Price for such conversion shall equal the sum of (a) the amount set forth in clause (1) of this definition plus (b) one-half of the amount by which such Market Price of the Common Stock on the Trading Day prior to such Conversion Date exceeds $20.00 (all dollar amounts referred to in clauses (1) and (2) of this definition are subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware);

PROVIDED, HOWEVER, that, notwithstanding any other provision hereof, the Ceiling Price applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6); PROVIDED, FURTHER, HOWEVER, that if a Registration Event occurs, then, in addition to any other right or remedy of any holder of shares of Series B Convertible Preferred Stock, thereafter the Ceiling Price shall be permanently reduced on each Computation Date by an amount equal to two percent of the amount that the Ceiling Price otherwise would

                                       3
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have been without any reduction pursuant to this proviso (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date); and PROVIDED, FURTHER, HOWEVER, that if the Registration Event referred to in the immediately preceding proviso occurs by reason of the occurrence of an event described in clause (4) of the definition of Registration Event, such reduction in the Ceiling Price required by the immediately preceding proviso shall be effective only for a period of 180 days after such Registration Event ceases to continue.

     "Common Stock" means the Common Stock, $.001 par value, of the Corporation.

     "Computation Date" means, if a Registration Event occurs, any of (1) the date which is 30 days after such Registration Event occurs, if any Registration Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any Registration Event is continuing on such date, and (3) the date on which all Registration Events cease to continue.

     "Control Notice" means a notice given by the Corporation to the holders of shares of the Series B Convertible Preferred Stock, in accordance with Section 7(a)(6) or Section 11(b)(4), (i) stating that an Inconvertibility Day or an Optional Redemption Event, as the case may be, has occurred by reason of events which are not solely within the control of the Corporation and (ii) enclosing an executed copy of an Auditors' Determination.

     "Conversion Agent" means American Securities Transfer & Trust, Inc., or its duly appointed successor, as conversion agent for the Series B Convertible Preferred Stock pursuant to the Transfer Agent Agreement.

     "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as provided in Section 10(b)(8).

     "Conversion Date" means, with respect to each conversion of shares of Series B Convertible Preferred Stock pursuant to Section 10, the date on which the Conversion Notice relating to such conversion is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means.

     "Conversion Notice" means a written notice in the form specified in the Subscription Agreements, duly signed by or on behalf of a holder of shares of Series B Convertible Preferred Stock, stating the number of shares of Series B Convertible Preferred Stock to be converted.

     "Conversion Percentage" means the applicable percentage determined with respect to each Conversion Date as follows:

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

CONVERSION DATE                                                 CONVERSION PERCENTAGE
---------------                                                 ---------------------
Issuance Date through 180th day thereafter                              120%

181st through 365th day after Issuance Date                              94%

On or after 366th day after Issuance Date                                92%;



PROVIDED, HOWEVER, that, notwithstanding any other provision hereof, if a Registration Event occurs, then each percentage stated above shall be permanently reduced by two percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date); PROVIDED, FURTHER, HOWEVER, that if the Registration Event referred to in the preceding proviso occurs by reason of the occurrence of an event described in clause (4) of the definition of Registration Event, such reduction in each percentage stated above shall be effective only for a period of 180 days after such Registration Event ceases to continue.

     "Conversion Price" means for any date the lesser of:

          (1) the product of (a) the Average Market Price for such date TIMES
(b) the applicable Conversion Percentage; and

          (2) the Ceiling Price;

PROVIDED, HOWEVER, that the Conversion Price applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6).

     "Conversion Rate" shall have the meaning provided in Section 10(a).

     "Converted Market Price" means, for any share of Series B Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with
Section 10(a) of one share of Series B Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series B Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(a) or in the Subscription Agreements) TIMES (y) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the date of such determination.

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

     "Corporation Optional Redemption Notice" means a notice given by the Corporation to the holders of shares of Series B Convertible Preferred Stock pursuant to Section 9(a) which notice shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series B Convertible Preferred Stock pursuant to Section 9(a), (2) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series B Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith, and (4) the applicable Redemption Date.

     "Current Price" means with respect to any date the arithmetic average of the Market Price of the Common Stock on the 30 consecutive Trading Days commencing 45 Trading Days before such date.

     "Dividend Shares" means shares of Series B Convertible Preferred Stock issued as dividends on outstanding shares of Series B Convertible Preferred Stock in accordance with Section 5(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Redemption Date" means the date of redemption of shares of Series B Convertible Preferred Stock pursuant to Section 9(b), determined in accordance therewith.

     "Final Redemption Notice" means a notice given by the Corporation to each holder of Series B Convertible Preferred Stock pursuant to Section 9(b), which notice shall state (1) that the Corporation is exercising its right to redeem all outstanding shares of Series B Convertible Preferred Stock pursuant to
Section 9(b), (2) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Final Redemption Price per share of Series B Convertible Preferred Stock held by such holder which are to be redeemed, determined in accordance herewith, and (4) the Final Redemption Date.

     "Final Redemption Price" means, for any share of Series B Convertible Preferred Stock on any date, an amount equal to the sum of (i) $1,000 PLUS (ii) an amount equal to the accrued but unpaid dividends on the share of Series B Convertible Preferred Stock to be redeemed to the Final Redemption Date, PLUS
(iii) an amount equal to the accrued and unpaid interest on dividends in arrears on such share of Series B Convertible Preferred Stock to the Final Redemption Date (determined as provided in Section 5).

     "Generally Accepted Accounting Principles" for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

                                       6
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     "Inconvertibility Day" means any Trading Day on which the Corporation would not have been required to convert in accordance with Section 10(a) any shares of Series B Convertible Preferred Stock as a consequence of the limitations set forth in Section 7(a)(1) had all outstanding shares of Series B Convertible Preferred Stock held by such holder on such Trading Day been converted into Common Stock on such Trading Day (without regard to the limitation, if any, on beneficial ownership by such holder contained in Section 10(a) or in the Subscription Agreements).

     "Inconvertibility Notice" shall have the meaning provided in Section
7(a)(2).

     "Issuance Date" means the first date of original issuance of any shares of Series B Convertible Preferred Stock.

     "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series B Convertible Preferred Stock.

     "Junior Liquidation Stock" means the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series B Convertible Preferred Stock.

     "Junior Stock" shall have the meaning provided in Section 10(b)(8).

     "Liquidation Preference" means, for each share of Series B Convertible Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 5(a)) to the date of such distribution, and (iii) $1,000.00.

     "Majority Holders" means at any time the holders of shares of Series B Convertible Preferred Stock which shares constitute a majority of the outstanding shares of Series B Convertible Preferred Stock.

     "Market Price" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; PROVIDED, HOWEVER, that if during any Measurement Period or other period during which the Market Price is being determined:

          (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of
(1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

          (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the


                                       8
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Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

          (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to this proviso) for such date; PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (iv) of this proviso) for any such Trading Day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series B Convertible Preferred Stock shall have the right to receive upon conversion of the shares of Series B Convertible Preferred Stock the amount of Securities the holders of shares of Series B Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series B Convertible Preferred Stock been issued, or had the holders of shares of Series B Convertible Preferred Stock converted the shares of Series B Convertible Preferred Stock, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

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

          For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

          (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any Tender Offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock for any such day, then in lieu of the foregoing adjustment with respect to such day, adequate provision shall be made so that the holders of shares of Series B Convertible Preferred Stock shall have the right to receive upon conversion of shares of Series B Convertible Preferred Stock the amount of cash the holders of shares of Series B Convertible Preferred Stock would have received had the holders of shares of Series B Convertible Preferred Stock converted shares of Series B Convertible Preferred Stock immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

          (vi) A Tender Offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

     "Maximum Share Amount" means 1,838,700 shares, or such greater number as permitted by the rules of the Nasdaq SmallCap (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring or with respect to which "ex-" trading commences after the date of filing this Certificate of Designations with the Secretary of State of the State of Delaware), of Common Stock.

     "Measurement Period" means, with respect to any date, the period of 20 consecutive Trading Days ending on the Trading Day prior to such date.

     "Nasdaq" means the Nasdaq National Market.

     "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

     "1933 Act" means the Securities Act of 1933, as amended.

     "NYSE" means the New York Stock Exchange, Inc.

     "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

     "Optional Redemption Event" means any one of the following events:

          (1) For any period of five consecutive Trading Days there shall be no closing bid price of the Common Stock on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX;

          (2) The Common Stock ceases to be listed for trading on any of the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX;

          (3) The inability for 30 or more days (whether or not consecutive) of any holder of shares of Series B Convertible Preferred Stock to sell such shares of Common Stock issued or issuable on conversion of shares of Series B Convertible Preferred Stock pursuant to the Registration Statement for any reason other than a Blackout Period on each of such 30 days;

          (4) The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock as and when required by Section 10 or (B) fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series B Convertible Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreements, the Registration Rights Agreements, the Warrants or any other agreement or document entered into in connection with the issuance of shares of Series B Convertible Preferred Stock, as such instruments may be amended from time to time; PROVIDED, that an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 15 days after notice thereof is given to the Corporation by any holder of shares of Series B Convertible Preferred Stock.

          (5) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap; or any sale or other transfer of all or substantially all of the assets of the Corporation (other than a transfer to a wholly-owned subsidiary of the Corporation); or

          (6) The taking of any action, including any amendment to the Corporation's Certificate of Incorporation, as amended (other than an increase in the number of authorized shares of Common Stock), without the consent of the Majority Holders which materially and adversely affects the rights of any holder of shares of Series B Convertible Preferred Stock.

     "Optional Redemption Notice" means a notice from a holder of shares of Series B Convertible Preferred Stock to the Corporation which states (1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series B Convertible Preferred Stock pursuant to Section 11, (2) in general terms the Optional Redemption Event giving rise to such redemption, and
(3) the number of shares of Series B Convertible Preferred Stock held by such holder which are to be redeemed.

     "Optional Redemption Price" means the greater of (i) the Premium Price on the applicable redemption date and (ii) the Converted Market Price on the applicable redemption date.

     "Parity Dividend Stock" means any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Convertible Preferred Stock.

     "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Convertible Preferred Stock.

     "Premium Percentage" means 115%.

     "Premium Price" means, for any share of Series B Convertible Preferred Stock as of any date of determination, the product obtained by multiplying (a) the sum of (1) the Conversion Amount PLUS (2) an amount equal to the accrued but unpaid dividends on such share of Series B Convertible Preferred Stock to the date of determination, PLUS (3) an amount equal to the accrued and unpaid interest on dividends in arrears (as provided in Section 5) to the date of determination TIMES (b) the Premium Percentage.

     "Redemption Date" means the date of a redemption of shares of Series B Convertible Preferred Stock pursuant to Section 9(a), determined in accordance therewith.

     "Redemption Price" means the greater of (i) the Premium Price on the applicable Redemption Date and (ii) the Converted Market Price on the applicable Redemption Date.

     "Registration Event" shall mean (1) the Corporation fails to file the Registration Statement with the SEC on or before January 29, 1999, (2) the Registration Statement is not effective within 105 days after the Issuance Date,
(3) the Corporation fails to submit a request for acceleration of the effective date of the Registration Statement in accordance with Section 3(a) of the Registration Rights Agreements, (4) the Registration Statement shall cease to be available for use by any holder of shares of Series B Convertible Preferred Stock who is named therein as a selling stockholder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated) other than a Blackout Period; PROVIDED, HOWEVER, that no Registration

Event pursuant to this clause (4) shall be deemed to occur prior to the SEC Effective Date, (5) the Common Stock ceases to be listed for trading on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap, or (6) a holder of shares of Series B Convertible Preferred Stock having become unable to convert any shares of Series B Convertible Preferred Stock in accordance with Section 10(a) for any reason (other than by reason of the 4.9% limitation on beneficial ownership set forth therein, the limitation on beneficial ownership set forth in the Subscription Agreements, or a redemption or repurchase thereof).

     "Registration Rights Agreements" means the several Registration Rights Agreements entered into between the Corporation and the original holders of the shares of Series B Convertible Preferred Stock, as amended or modified from time to time in accordance with their respective terms.

     "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreements.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

     "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series B Convertible Preferred Stock.

     "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Convertible Preferred Stock.

     "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock, $.001 par value, of the Corporation.

     "Share Limitation Redemption Date" means each date on which the Corporation is required to redeem shares of Series B Convertible Preferred Stock as provided in Section 7(a).

     "Share Limitation Redemption Price" means the greater of (i) the Premium Price on the applicable Share Limitation Redemption Date and (ii) the Converted Market Price on the applicable Share Limitation Redemption Date.

     "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series B Convertible Preferred Stock, as and to the extent required under Rule 4310(c)(25)(H) of the Nasdaq SmallCap as in effect from time to time or any successor, replacement or similar provision thereof or of any other market on which the Common Stock is listed for trading.

     "Stockholder Approval Notice" shall have the meaning provided in Section 7(a)(2).

     "Subscription Agreements" means the several Subscription Agreements by and between the Corporation and the original holders of shares of Series B Convertible Preferred Stock pursuant to which the shares of Series B Convertible Preferred Stock were issued.

     "Tender Offer" means a tender offer or exchange offer.

     "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) the Nasdaq SmallCap which at the time constitutes the principal securities market for the Common Stock is open for general trading.

     "Transfer Agent Agreement" means the Transfer Agent Agreement, dated as of December 10, 1998, by and among the Corporation, the Conversion Agent and the original holders of the Series B Convertible Preferred Stock for the benefit of the holders from time to time of shares of Series B Convertible Preferred Stock.

     "Warrants" means the Common Stock Purchase Warrants issued by the Corporation in connection with the issuance of the shares of Series B Convertible Preferred Stock.

     SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Convertible Preferred Stock", and the number of shares constituting the Series B Convertible Preferred Stock shall be 9,600, and shall not be subject to increase. Of the authorized shares of Series B Convertible Preferred Stock, 1,600 shares may be issued only as dividends on the outstanding shares of Series B Convertible Preferred Stock. The Corporation shall not issue any shares of Series B Convertible Preferred Stock other than pursuant to the Subscription Agreements and the Dividend Shares contemplated hereby and thereby, unless such issuance shall have been approved by the Majority Holders. Any shares of Series B Convertible Preferred Stock which are redeemed by the Corporation and retired and any shares of Series B Convertible Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation's class of

Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series B Convertible Preferred Stock.

     SECTION 3. SERIES B CONVERTIBLE PREFERRED STOCK CAPITAL. The amount to be represented in the Series B Convertible Preferred Stock capital of the Corporation at all times for each outstanding share of Series B Convertible Preferred Stock shall be the greater of (i) the Premium Price and (ii) the Converted Market Price. The Corporation shall take such action as may be required to maintain the amount required by this Section 3 to be represented in stated capital for the Series B Convertible Preferred Stock capital not less frequently than quarterly.

     SECTION 4. RANK. All Series B Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) senior to any series or class of Preferred Stock designated prior to the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware, (iii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary and (iv) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith; PROVIDED, HOWEVER, that the Series B Convertible Preferred Stock shall rank pari passu with any additional series or class of Preferred Stock from time to time authorized by the Board of Directors or the stockholders the shares of which are originally issued to Advantage Fund II Ltd., a British Virgin Islands corporation, or its designees.

     SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $50.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series B Convertible Preferred Stock and shall be payable semiannually on May 15 and November 15 of each year commencing May 15, 1999 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series B Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 5(b) hereof, Dividend Shares or any combination of cash and Dividend Shares, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series B Convertible Preferred Stock for each semiannual dividend period shall be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period and any period shorter than a full semiannual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 14% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (except for Option Share Surrenders), unless and until all accrued and unpaid dividends on the Series B Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

     If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series B Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series B Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series B Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series B Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series B Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

          (b) If the Corporation elects in the exercise of its sole discretion to issue Dividend Shares in payment of dividends on the Series B Convertible Preferred Stock in respect of any dividend payment date, the Corporation shall issue and deliver, or cause to be issued and delivered, by the third Trading Day after such dividend payment date to each holder of shares of Series B Convertible Preferred Stock a certificate representing the number of whole Dividend Shares arrived at by dividing (x) the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series B Convertible Preferred Stock held by such holder which are being paid in Dividend Shares were being paid in cash BY (y) $1,000.00; PROVIDED, HOWEVER, that if certificates representing Dividend Shares are issued and delivered to holders of Series B Convertible Preferred Stock subsequent to the third Trading Day after a dividend payment date, the amount so divided into such total amount of cash dividends will be reduced by $10.00 for each Trading Day after the third Trading Day following such dividend payment date to the date of delivery of Dividend Shares. No fractional Dividend Shares shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to such dividend payment date TIMES (y) the number of shares of Common Stock which the fraction of a Dividend Share which would otherwise be issuable by the Corporation would be convertible in accordance with Section 10(a) if so converted on the applicable dividend payment date. The Corporation shall not exercise its right to issue Dividend Shares in payment of dividends on Series B Convertible Preferred Stock if:

          (i) the number of shares of Series B Convertible Preferred Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to permit the issuance of such number of Dividend Shares; or the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to permit the conversion of such Dividend Shares into shares of Common Stock;

          (ii) the issuance or delivery of Dividend Shares as a dividend payment or the issuance of shares of Common Stock upon conversion of such Dividend Shares would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

          (iii) the shares of Common Stock issuable upon conversion of such Dividend Shares have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

          (iv) the number of shares of Common Stock registered pursuant to
Section 2(a) of the Registration Rights Agreements for resale upon issuance upon conversion of Dividend Shares shall be insufficient (after taking into account the number of shares of Common Stock issued or issuable upon conversion of Dividend Shares theretofore issued) to permit the resale pursuant to the Registration Statement of the shares of Common Stock issuable upon conversion of such Dividend Shares;

          (v) the shares of Common Stock issuable upon conversion of such Dividend Shares (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such Dividend Shares or (B) are no longer listed on any of the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap; or

          (vi) an Optional Redemption Event shall have occurred and any holder of shares of Series B Convertible Preferred Stock (A) shall be entitled to exercise optional redemption rights under Section 11 by reason of such Optional Redemption Event or (B) shall have exercised optional redemption rights under
Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to each holder.

     Dividend Shares issued in payment of dividends on Series B Convertible Preferred Stock pursuant to this Section and shares of Common Stock issuable upon conversion of such Dividend Shares shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of the Corporation; the issuance and delivery thereof is hereby authorized; and the delivery will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

          (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series B Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series B Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series B Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 5(c) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c).

          (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series B Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 5(d) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

     SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; PROVIDED, HOWEVER, that such rights shall accrue to the holders of Series B Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

     SECTION 7. MANDATORY REDEMPTION.

          (A) MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT. (1) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq or the Nasdaq SmallCap, so long as the Common Stock is listed on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX, the Corporation shall not be required to issue upon conversion of shares of Series B Convertible Preferred Stock pursuant to Section 10 more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series B Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the initial issuance of 8,000 shares of Series B Convertible Preferred Stock. Each certificate for shares of Series B Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Series B Convertible Preferred Stock issued by the Corporation pursuant to Section 5 as dividends on the shares of Series B Convertible Preferred Stock represented by each certificate, which records shall be controlling in the absence of manifest error. Each such additional share of Series B Convertible Preferred Stock shall be allocated a portion of the Maximum Share Amount allocated to the shares of Series B Convertible Preferred Stock in respect of which such additional shares of Series B Convertible Preferred Stock are issued as a dividend and the certificate for such additional shares of Series B Convertible Preferred Stock shall bear a notation as to the certificate number of the share of Series B Convertible Preferred Stock in respect of which such additional share of Series B Convertible Preferred Stock is issued as a dividend. Upon surrender of any certificate for shares of Series B Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 10(a) of less than all of the shares of Series B Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series B Convertible Preferred Stock evidenced by such new certificate. If any certificate for shares of Series B Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series B Convertible Preferred Stock equal to the number of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series B Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series B Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series B Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series B Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series B Convertible Preferred Stock so converted, and if there shall be no other shares of Series B Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share

Amount shall be allocated pro rata among the shares of Series B
Convertible Preferred Stock outstanding on such date.

          (2) The Corporation shall promptly, but in no event later than five Business Days after the occurrence, give notice to each holder of shares of Series B Convertible Preferred Stock (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series B Convertible Preferred Stock may at any time after the occurrence give notice to the Corporation, in either case, if on any ten Trading Days within any period of 20 consecutive Trading Days the Corporation would not have been required to convert shares of Series B Convertible Preferred Stock of such holder in accordance with Section 10(a) as a consequence of the limitations set forth in Section 7(a)(1) had the shares of Series B Convertible Preferred Stock held by such holder been converted in full into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten Trading Days after such Inconvertibility Notice is first given or was required to be given, the holder receiving or giving, as the case may be, such Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series B Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series B Convertible Preferred Stock) as shall not, on the Business Day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 7(a)(1) (determined without regard to the limitation, if any, on beneficial ownership of Common Stock by such holder contained in the proviso to the second sentence of Section 10(a) or in the Subscription Agreements), within five Business Days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price unless prior to the earlier of (i) the date of the Corporation's 1999 annual meeting of stockholders and (ii) the date the Corporation is required to redeem such shares of Series B Convertible Preferred Stock the Corporation delivers written notice to the holder otherwise so entitled to redemption of such shares of Series B Convertible Preferred Stock stating that the Corporation has elected to seek the Stockholder Approval (a "Stockholder Approval Notice"). If a holder of shares of Series B Convertible Preferred Stock directs the Corporation to redeem outstanding shares of Series B Convertible Preferred Stock pursuant to this Section 7(a)(2) and, prior to the date the Corporation is required to redeem such shares of Series B Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 7(a)(1), to convert all of such holder's shares of Series B Convertible Preferred Stock (determined without regard to the limitation, if any, on beneficial ownership of shares of Common Stock by such holder contained in the proviso to the second sentence of Section 10(a) or in the Subscription Agreements) on any ten Trading Days within any period of 15 consecutive Trading Days commencing after the period of 20 consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series B Convertible Preferred Stock, as the case may be, had all of such holder's shares of Series B Convertible Preferred Stock been surrendered for conversion into Common Stock on each of such ten Trading Days within such 15 Trading Day period, then the Corporation shall not be required to redeem any shares of Series B Convertible Preferred Stock by reason of such Inconvertibility Notice.

          (3) If the Corporation shall have timely given a Stockholder Approval Notice, then the Corporation thereafter shall use its best efforts to convene a meeting of the stockholders of the Corporation to obtain the Stockholder Approval. If (x) the Stockholder Approval is sought but is not obtained at such meeting or any adjournment thereof, (y) the Corporation abandons its efforts to obtain the Stockholder Approval or (z) the Stockholder Approval is not obtained within 60 days after the earliest Inconvertibility Notice is given in respect of which shares of Series B Convertible Preferred Stock have not been redeemed by reason of the Corporation=s decision to seek the Stockholder Approval, then in each such case the Corporation shall thereafter promptly (but in no event more than five Business Days thereafter) redeem such portion (which may be all, if all shares of Series B Convertible Preferred Stock are not convertible by reason of the limitations in Section 7(a)(1)) of the outstanding shares of Series B Convertible Preferred Stock as shall not, on the Business Day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations as set forth in Section 7(a)(1), on and subject to the terms and conditions of this Section 7(a).

          (4) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to the holders of Series B Convertible Preferred Stock pursuant to
Section 7(a)(2) or the giving or the absence of any notice by the holders of the Series B Convertible Preferred Stock in response thereto or any redemption of shares of Series B Convertible Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq or the Nasdaq SmallCap.

          (5) On each Share Limitation Redemption Date (or such later date as a holder of shares of Series B Convertible Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series B Convertible Preferred Stock being redeemed pursuant to this Section 7(a)), the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series B Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one Business Day prior to such Share Limitation Redemption Date. Upon redemption of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series B Convertible Preferred Stock may be redeemed.

          (6) (A) Notwithstanding any other provision of this Certificate of Designations, if an Inconvertibility Day occurs by reason of events which are not solely within the control of the Corporation, the Corporation shall have the right to give a Control Notice to the holders of Series B Convertible Preferred Stock at any time after such Inconvertibility Day occurs and prior to the earlier of (1) the date on which all holders of shares of Series B Convertible Preferred Stock who had the right (other than as limited by this Section 7(a)(6)) to require redemption of any shares of Series B Convertible Preferred Stock by reason of the occurrence of such Inconvertibility Day no longer have such right and (2) the applicable Share Limitation Redemption Date by reason of the earliest notice given by any holder of shares of Series B Convertible Preferred Stock directing the Corporation to redeem such shares in accordance with Section 7(a)(2) by reason of such Inconvertibility Day. For purposes of this Section 7(a)(6), an Inconvertibility Day shall be deemed to have occurred by reason of events which are not solely within the control of the Corporation if a requirement of the Corporation to redeem, or a right of any holder of shares of Series B Convertible Preferred Stock to require redemption of, shares of Series B Convertible Preferred Stock by reason thereof would result in the Corporation being required to classify the Series B Convertible Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles and Regulation S-X of the SEC. If the Corporation timely gives a Control Notice to the holders of shares of Series B Convertible Preferred Stock, then in lieu of payment of the Share Limitation Redemption Price pursuant to a redemption notice given by any holder of shares of Series B Convertible Preferred Stock in accordance with
Section 7(a)(2) by reason of such Inconvertibility Day and commencing on such Inconvertibility Day the Conversion Price for all outstanding shares of Series B Convertible Preferred Stock will be 80% of the amount the Conversion Price would otherwise be. Such adjustment of the Conversion Price shall continue in effect until the earliest of (x) the date which is 90 days after the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq SmallCap or other securities market on which the Common Stock is then listed, (y) the date any further adjustments are made following a failure to obtain the Stockholder Approval as provided below, and (z) the date when shares of Series B Convertible Preferred Stock are no longer outstanding. On or after the date the Corporation gives such Control Notice, upon notice from the Majority Holders, the Corporation promptly shall call a special meeting of its stockholders, to be held not later than 60 days after such notice is given, to seek the Stockholder Approval for the issuance of all shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock in accordance with Section 10 and shall use its best efforts to obtain the Stockholder Approval. The Corporation shall prepare and file with the SEC within 20 days after such notice is given preliminary proxy materials which set forth a proposal to seek such Stockholder Approval. The Corporation shall provide the Majority Holders an opportunity to consult with the Corporation regarding the content of such proxy materials insofar as it relates to the Stockholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Majority Holders a reasonable period of time prior to their filing with the SEC. Such consultation shall occur within five Business Days after each draft of such materials are provided to the Majority Holders. The Corporation shall furnish to each holder of shares of Series B Convertible Preferred Stock a copy of its definitive proxy materials for such special meeting and any amendments or supplements thereto promptly after the same are mailed to stockholders or filed with the SEC. Upon the earlier of (i) the failure to obtain the Stockholder Approval at the special meeting or (ii) the failure to hold the special meeting within such 60-day period, the Corporation shall so notify the holders of shares of Series B Convertible Preferred Stock and such of the following as shall be specified by notice to the Corporation from the Majority Holders shall occur: (1) commencing on the Business Day following the Corporation's receipt of such notice, the Conversion Price of the outstanding shares of Series B Convertible Preferred Stock will be 60% of the amount the Conversion Price would otherwise be without regard to other adjustments pursuant this Section 7(a)(6) or Section 11(b)(4) and (2) the Corporation shall promptly file applications and take all other actions necessary to (i) list the Common Stock for trading and quotation on the OTC Bulletin Board or such other securities market or exchange which will not restrict the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and (ii) upon filing such applications, request the immediate removal of the Common Stock from listing on the securities market on which it is then listed which restricts the issuance of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock without the Stockholder Approval.

          (B) If and for so long as an adjustment of the Conversion Price is simultaneously required by this Section 7(a)(6) and by Section 11(b)(4), the applicable Conversion Price shall be the lower of the two amounts required by each such section.

          (C) The rights of holders of shares of Series B Convertible Preferred Stock to require redemption of their shares and exercise other rights pursuant to Sections 7(a)(1) through 7(a)(5) by reason of an Inconvertibility Day as to which the Corporation does not have a right to give a Control Notice, or fails to exercise such right on a timely basis, shall not be limited by the operation of this Section 7(a)(6).

          (B) NO OTHER MANDATORY REDEMPTION. The shares of Series B Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided in Section 7(a).

    SECTION 8. NO SINKING FUND. The shares of Series B Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

    SECTION 9.     OPTIONAL REDEMPTION.

         (A) CORPORATION OPTIONAL REDEMPTION. If (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of shares of Series B Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreements, the Registration Rights Agreements, the Warrants and the provisions of this Certificate of Designations), (2) on the date the Corporation Optional Redemption Notice is given and at all times thereafter until the Redemption Date, the Registration Statement is effective and available for use by each holder of shares of Series B Convertible Preferred Stock for the resale of shares of Common Stock acquired by such holder upon conversion of all shares of Series B Convertible Preferred Stock held by such holder and (3) no Optional Redemption Event shall have occurred with respect to which, on the date a Corporation Optional Redemption Notice is to be given or on the Redemption Date, any holder of shares of Series B Convertible Preferred Stock (A) shall be entitled to exercise optional redemption rights under Section 11 by reason of such Optional Redemption Event or (B) shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder, then the Corporation shall have the right, exercisable by giving a Corporation Optional Redemption Notice not less than 20 days or more than 50 days prior to the Redemption Date to all holders of record of the shares of Series B Convertible Preferred Stock, at any time to redeem all or from time to time to redeem any part of the outstanding shares of Series B Convertible Preferred Stock in accordance with this Section 9(a). If the Corporation shall redeem less than all outstanding shares of Series B Convertible Preferred Stock, such redemption shall be made as nearly as practical pro rata from all holders of shares of Series B Convertible Preferred Stock. Any Corporation Optional Redemption Notice under this Section 9(a) shall be given to the holders of record of the shares of Series B Convertible Preferred Stock at their addresses appearing on the records of the Corporation; PROVIDED, HOWEVER, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B Convertible Preferred Stock of any other holder. On the Redemption Date (or such later date as a holder of shares of Series B Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series B Convertible Preferred Stock to be redeemed pursuant to this
Section 9(a)), the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series B Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the Redemption Date. A holder of shares of Series B Convertible Preferred Stock to be redeemed pursuant to this Section 9(a) shall be entitled to convert such shares of Series B Convertible Preferred Stock in accordance with Section 10 (1) through the day prior to the Redemption Date and (2) if the Corporation shall fail to pay the Redemption

Price of any share of Series B Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Redemption Price of such share of Series B Convertible Preferred Stock. No share of Series B Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 10 or the optional redemption right pursuant to Section 11 may be redeemed by the Corporation pursuant to this
Section 9(a) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Corporation Optional Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be.


         (B) FINAL REDEMPTION. The Corporation shall have the right to redeem all, but not less than all, outstanding shares of Series B Convertible Preferred Stock at any time on or after the date which is 1,080 days after the Issuance Date so long as (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series B Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreements, the Registration Rights Agreements, the Warrants and this Certificate of Designations) and (2) no Optional Redemption Event shall have occurred with respect to which on the date a Final Redemption Notice is to be given or on the Final Redemption Date, any holder of shares of Series B Convertible Preferred Stock (a) shall be entitled to exercise optional redemption rights under Section 11 by reason of such Optional Redemption Event or (b) shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder. In order to exercise its rights under this Section 9(b), the Corporation shall give a Final Redemption Notice not less than 20 or more than 40 Trading Days prior to the Final Redemption Date to all holders of record of the shares of Series B Convertible Preferred Stock. Any Final Redemption Notice shall be given to the holders of record of the shares of Series B Convertible Preferred Stock by telephone line facsimile transmission to such number as shown on the records of the Corporation for such purpose; PROVIDED, HOWEVER, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series B Convertible Preferred Stock of any other holder. On the Final Redemption Date (or such later date as a holder of shares of Series B Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series B Convertible Preferred Stock to be redeemed pursuant to this Section 9(b)), the Corporation shall make payment of the applicable Final Redemption Price to each holder of shares of Series B Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the Final Redemption Date. A holder of shares of Series B Convertible Preferred Stock to be redeemed pursuant to this Section 9(b) shall be entitled to convert such shares of Series B Convertible Preferred Stock in accordance with Section 10 through the day prior to the Final Redemption Date and (2) if the Corporation shall fail to pay the Final Redemption Price of any share of Series B Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Final Redemption Price of such share of Series B Convertible Preferred Stock to such holder. No share of Series B Convertible Preferred Stock as to which a holder exercises the right of conversion pursuant to Section 10 or the optional redemption right pursuant to
Section 11 may be redeemed by the Corporation pursuant to this Section 9(b) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Final Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be. So long as during the period from the Issuance Date through the date the Corporation pays the Final Redemption Price either (i) the Corporation shall not have commenced a voluntary case or other proceeding, and no person shall have commenced an involuntary case or other proceeding against the Corporation, in any such case seeking liquidation, reorganization or other relief with respect to the Corporation or its debts under any bankruptcy, insolvency, receivership, moratorium, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of the Corporation or any substantial part of the Corporation's property, the Corporation shall not have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, and the Corporation shall not have made a general assignment for the benefit of creditors or (ii) any of the events described in clause (i) of this sentence shall have been dismissed or otherwise terminated within 90 days after the first occurrence thereof and such dismissal or termination occurs at least nine months prior to the Final Redemption Date, then the Corporation shall have the right, exercisable by a statement to such effect in the Final Redemption Notice, to pay all or a portion of the Final Redemption Price by the issuance to the holders of shares of Series B Convertible Preferred Stock to be redeemed of shares of Common Stock, valued for this purpose at the Conversion Price on the Final Redemption Date, in lieu of payment of cash, so long as all shares of Common Stock to be so issued would, if issued as dividends on shares of Series B Convertible Preferred Stock, meet the criteria in clauses (i) through (vi) of Section 5(b).

         (C) NO OTHER OPTIONAL REDEMPTION. The shares of Series B Convertible Preferred Stock shall not be subject to redemption at the option of the Corporation except as provided in Sections 9(a) and 9(b).

    SECTION 10.    CONVERSION.

         (A) CONVERSION AT OPTION OF HOLDER. The holders of the Series B Convertible Preferred Stock may at any time on or after the earlier of (x) the SEC Effective Date and (y) the date which is 90 days after the Issuance Date convert at any time all or from time to time any part of their shares of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series B Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series B Convertible Preferred Stock being converted, and
(iii) accrued but unpaid interest on the dividends on the share of Series B Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 BY (y) the Conversion Price for such Conversion Date (the "Conversion Rate"); PROVIDED, HOWEVER, that in no event shall any holder of shares of Series B Convertible Preferred Stock be entitled to convert any shares of Series B Convertible Preferred Stock in excess of that number of shares of Series B Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and all Aggregated Persons of such holder (other than shares of Common Stock deemed beneficially owned through the ownership of (x) unconverted shares of Series B Convertible Preferred Stock and (y) the unconverted or unexercised portion of any instrument, including without limitation the Warrants, which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

         (B)       OTHER PROVISIONS. (1) Notwithstanding anything in this
Section 10(b) to the contrary, no change in the Conversion Amount pursuant to this Section 10(b) shall actually be made until the cumulative effect of the adjustments called for by this Section 10(b) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Amount shall actually be changed to reflect all adjustments called for by this Section 10(b) and not previously made. Notwithstanding anything in this Section 10(b), no change in the Conversion Amount shall be made that would result in the price at which a share of Series B Convertible Preferred Stock is converted being less than the par value of the Common Stock into which shares of Series B Convertible Preferred Stock are at the time convertible.

         (2) The holders of shares of Series B Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; PROVIDED, HOWEVER, that the holder of shares of Series B Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series B Convertible Preferred Stock.

         (3)  (A)  The right of the holders of Series B Convertible
Preferred Stock to convert their shares shall be exercised by giving (which may be done by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent and a copy thereof to the Corporation. If a holder of Series B Convertible Preferred Stock elects to convert any shares of Series B Convertible Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series B Convertible Preferred Stock to the Corporation unless all of the shares of Series B Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series B Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series B Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series B Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series B Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series B Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series B Convertible Preferred Stock (upon payment by such holder of shares of Series B Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series B Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series B Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series B Convertible Preferred Stock represented by such certificate, the number of shares of Series B Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate, and (2) the Corporation may place a legend on the certificates for shares of Series B Convertible Preferred Stock which refers to or describes the provisions of this paragraph.

         (B) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series B Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (C) The number of shares of Common Stock to be issued upon each conversion of shares of Series B Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. Within one Trading Day after receipt of each Conversion Notice, the Corporation shall send a notice by telephone line facsimile transmission to the Conversion Agent confirming the instructions in such Conversion Notice. If in connection with a particular conversion of shares of Series B Convertible Preferred Stock the Corporation determines that manifest error has been made by virtue of the Conversion Price or other information set forth in the applicable Conversion Notice, the Corporation shall, within one Trading Day after a holder of shares of Series B Convertible Preferred Stock gives such Conversion Notice, notify the Conversion Agent and such holder of such error, which notice shall state the number of shares of Common Stock in dispute, and, notwithstanding such notice from the Corporation, the Conversion Agent shall issue and deliver the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation otherwise notifies the holder of shares of Series B Convertible Preferred Stock giving such Conversion Notice by telephone line facsimile transmission within one Trading Day after a Conversion Notice has been given (which notice from the Corporation shall specify all defects in the Conversion Notice), and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such holder corrects all such defects within two Trading Days after receiving such notice from the Corporation. If the Corporation shall have notified the Conversion Agent and such holder of any such claim of manifest error, and the Corporation and such holder do not agree as to a resolution of such claim on or before the date of such notice by the Corporation of an error in such Conversion Notice, the Corporation shall on the date such notice is given submit the dispute to the Auditors for determination and shall instruct the Auditors to resolve such dispute and to notify the Corporation, the Conversion Agent and such holder within two Trading Days after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditors' determination (but in any event within three Trading Days after the applicable Conversion Notice is given to the Conversion

Agent), the Corporation shall cause the Conversion Agent to issue to the converting holder any additional shares of Common Stock to which such holder is entitled based on the determination of the Auditors. If the Auditors shall fail to notify the Conversion Agent, the Corporation and the holder of their determination within three Trading Days after the applicable Conversion Notice is given to the Conversion Agent, then the Corporation shall cause the Conversion Agent to, within three Trading Days after the date the applicable Conversion Notice was given, issue to the converting holder any additional shares of Common Stock to which such holder is entitled based on the applicable Conversion Notice.

         (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Convertible Preferred Stock, the Corporation promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary of the Corporation), or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series B Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

         (6) If a holder shall have given a Conversion Notice for shares of Series B Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three Trading Days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to such holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B Convertible Preferred Stock pursuant to the first sentence of this paragraph within three Trading Days after such Conversion Notice is given, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure, (2) for each Trading Day thereafter on which the Corporation so fails to deliver such certificates, (x) the Conversion Percentage used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the Conversion Percentage otherwise used to calculate the Conversion Price applicable to such conversion or (y) if such conversion is based on the Ceiling Price, the Ceiling Price used to determine the Conversion Price applicable to such conversion shall be reduced by an amount equal to one percent of the amount that the Ceiling Price otherwise would have been without reduction pursuant hereto, and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B Convertible Preferred Stock thereafter in accordance herewith.

         (7) No fractional shares of Common Stock shall be issued upon conversion of Series B Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the arithmetic average of the Market Price of one share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date TIMES (ii) such fraction of a share.

         (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 10(b)(1), as follows:

         (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Price for such record date, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the following formula:


                                C(1) =  C x O + N
                                            ---------
                                            O + N X P
                                                -----
                                                  M

where

         C(1)      = the adjusted Conversion Amount

         C         = the current Conversion Amount

         O         = the number of shares of Common Stock outstanding on the
                     record date.

         N         = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

         P         = the offering price per share of the additional shares
                     (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).

         M         = the Current Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

         (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

                                              M
                                 C(1) = C x -----
                                            M - F

where

         C(1)      = the adjusted Conversion Amount

         C         = the current Conversion Amount

         M         = the Current Price per share of Common Stock on the record date mentioned below.

         F         = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series B Convertible Preferred Stock.

         (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

         (iv)      If at any time as a result of an adjustment made pursuant to
Section 10(b)(5), the holder of any Series B Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

         (9) Except as otherwise provided above in this Section 10, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

         (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series B Convertible Preferred Stock and the transfer agent for the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 10, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series B Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

         (11) Whenever the Corporation shall propose to take any of the actions specified in Section 10(b)(5) or in subparagraphs (i) or (ii) of Section 10(b)(8) which would result in any adjustment in the Conversion Amount under this Section 10(b), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series B Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

    SECTION 11.    REDEMPTION AT OPTION OF HOLDERS.

         (A) REDEMPTION RIGHT. If an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series B Convertible Preferred Stock, each holder of shares of Series B Convertible Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series B Convertible Preferred Stock, or any portion thereof, on the date that is three Business Days after the date such holder gives the Corporation an Optional Redemption Notice with respect to such Optional Redemption Event at any time while any of such holder's shares of Series B Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

         (B) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series B Convertible Preferred Stock a notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. Such notice from the Corporation shall set forth:

         (i) the date by which the optional redemption right must be exercised, and

         (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series B Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series B Convertible Preferred Stock.

         (2) To exercise its optional redemption right, each holder of outstanding shares of Series B Convertible Preferred Stock shall deliver to the Corporation on or before the 30th day after the notice required by Section 11(b)(1) is given to such holder (or if no such notice has been given by the Corporation to such holder, within 40 days after such holder first learns of such Optional Redemption Event) an Optional Redemption Notice to the Corporation. An Optional Redemption Notice may be revoked by such holder giving such Optional Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

         (3) If a holder of shares of Series B Convertible Preferred Stock shall have given an Optional Redemption Notice, on the date which is three Business Days after the date such Optional Redemption Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series B Convertible Preferred Stock to be redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the applicable redemption date.

         (4) Notwithstanding any other provision of this Certificate of Designations, if an Optional Redemption Event occurs by reason of the occurrence of (x) an event described in clause (1), (2) or (5) of the definition of the term Optional Redemption Event or (y) an Amendment Event, and such occurrence is by reason of events which are not solely within the control of the Corporation, the Corporation shall have the right to give a Control Notice to the holders of shares of Series B Convertible Preferred Stock at any time after such Optional Redemption Event occurs and prior to the earlier of (1) the date on which all holders of shares of Series B Convertible Preferred Stock who had the right (other than as limited by this Section 11(b)(4)) to require redemption of any shares of Series B Convertible Preferred Stock by reason of the occurrence of such Optional Redemption Event no longer have such right and (2) the applicable redemption date by reason of the earliest Optional Redemption Notice given by any holder of shares of Series B Convertible Preferred Stock by reason of such Optional Redemption Event. If the Corporation timely gives such Control Notice to the holders of shares of Series B Convertible Preferred Stock, then in lieu of payment of the Optional Redemption Price by reason of any such Optional Redemption Event and commencing on the first date on which such Optional Redemption Event occurs the following adjustments shall take effect (subject to the provisions of Section 7(a)(6)(B)):

         (A) In the case of an Optional Redemption Event described in clause (1) of the definition of the term Optional Redemption Event, for a period of 180 days after the occurrence of such Optional Redemption Event the Conversion Price will be 70% of the amount which the Conversion Price would otherwise be.

         (B) In the case of an Optional Redemption Event described in clause (2) of the definition of the term Optional Redemption Event or in the case of an Amendment Event, for so long as such Optional Redemption Event or Amendment Event continues the Conversion Price will be 70% of the amount which the Conversion Price would otherwise be.

         (C) In the case of an Optional Redemption Event described in clause (5) of the definition of the term Optional Redemption Event, for so long as any shares of Preferred Stock are outstanding the Conversion Price will be 70% of the amount which the Conversion Price would otherwise be.

For purposes of this Section 11(b)(4), an Optional Redemption Event described in clause (1), (2) or (5) of the definition of the term Optional Redemption Event or an Amendment Event shall be deemed to have occurred by reason of events which are not solely within the control of the Corporation if a requirement of the Corporation to redeem, or a right of any holder of shares of Series B Convertible Preferred Stock to require redemption of, shares of Series B Convertible Preferred Stock by reason thereof would result in the Corporation being required to classify the Series B Convertible Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles and Regulation S-X of the SEC, and, in the case of an Optional Redemption Event described in clause (5) of the definition of the term Optional Redemption Event, the Board or the stockholders of the Corporation do not have the right to approve or disapprove the transactions resulting in such event.

         (C)       OTHER. (1) In connection with a redemption pursuant to this
Section 11 of less than all of the shares of Series B Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series B Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

         (2) An Optional Redemption Notice given by a holder of shares of Series B Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Optional Redemption Notice has been given (which notice shall specify all defects in such Optional Redemption Notice), and any Optional Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder corrects all such defects within three Business Days after receiving such notice from the Corporation. No such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series B Convertible Preferred Stock not in dispute whether or not such holder makes such undertaking.

    SECTION 12.    VOTING RIGHTS; CERTAIN RESTRICTIONS.

         (A) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series B Convertible Preferred Stock shall not be entitled to vote on any matter.


         (B) CERTIFICATE OF INCORPORATION; CERTAIN STOCK. The affirmative vote or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; PROVIDED, HOWEVER, that (A) any increase in the authorized Preferred Stock or the authorized Common Stock of the Corporation, (B) the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or (C) the creation and original issuance of Preferred Stock to Advantage Fund II Ltd., a British Virgin Islands corporation, or its designees on terms similar to and which ranks pari passu with the Series B Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Convertible Preferred Stock except as otherwise required by law.

         (C) REPURCHASES OF SERIES B CONVERTIBLE PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series B Convertible Preferred Stock (other than pursuant to Sections 7(a), 9(a), 9(b) or
11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series B Convertible Preferred Stock for cash at the same price per share.

         (D) OTHER. So long as any shares of Series B Convertible Preferred Stock are outstanding:

         (1) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

         (2) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

         (3) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Delaware, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED, HOWEVER, that this Section 12(d)(3) shall not prevent the Corporation from merging, combining or transferring its operating subsidiaries with, into or to the Corporation or any of its wholly-owned subsidiaries.

         (4) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

         (5) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

         (6) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any subsidiary of the Corporation, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary no less favorable than terms that could be obtained by the Corporation or such subsidiary from a person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

    SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all authorized and issued shares of Series B Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series B Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by
Section 10 and such shares of Common Stock are not thereafter delivered to and accepted by the holder of Series B Convertible Preferred Stock who had given the applicable Conversion Notice; (ii) from the date of registration of transfer, all shares of Series B Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than any original holder of shares of Series B Convertible Preferred Stock) and (iii) from the applicable Redemption Date, Share Limitation Redemption Date, Final Redemption Date or date of redemption pursuant to Section 11, all shares of Series B Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Redemption Price, the Share Limitation Redemption Price, the Final Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series B Convertible

Preferred Stock shall have been paid by the Corporation together with any amount due pursuant to Section 14(c).

    SECTION 14.    MISCELLANEOUS.

         (A) NOTICES. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be deemed given upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 1099 18th Street, Suite 3000, Denver, Colorado 80202, Attention: Chief Executive Officer (telephone line facsimile transmission number (303) 672-0711), or (b) in the case of any holder of shares of Series B Convertible Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series B Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series B Convertible Preferred Stock in accordance with this Section or any holder of shares of Series B Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

         (B) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series B Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series B Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series B Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series B Convertible Preferred Stock without charge to such holder.

         (C)       OVERDUE AMOUNTS. Except as otherwise specifically provided in
Section 5 with respect to dividends in arrears on the Series B Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series B Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.


                                    * * * * *

    IN WITNESS WHEREOF, Rocky Mountain Internet, Inc. has caused this Certificate of Designations to be signed by ___________________________, its _______________, as of the ___ day of December, 1998.

                                  ROCKY MOUNTAIN INTERNET, INC.



                                  By:
                                     ---------------------------
                                     Title: